OFFICE  LEASE

                                    BETWEEN

                  CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM

   a public entity created pursuant to the laws of the State of California,

                                 the Landlord,

                                      and

                              Casino Players Inc.

                             a Nevada Corporation

                                  the Tenant

                           Dated as of: May 1, 2006

                            For Premises Located At

                                 Coastal Tower
                     2400 East Commercial Boulevard  # 618
                        Fort Lauderdale, Florida 33308

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STANDARD FORM OFFICE LEASE

This Standard Form Office Lease (this "Lease") is made as of May 1, 2006 (the "Lease Date"), by and between Casino Players Inc. . a Nevada corporation ("Tenant").

Landlord and Tenant, intending to be legally bound, and in consideration of their mutual covenants and all conditions of this Lease, covenant and agree as follows.

1.	BASIC LEASE PROVISIONS

In this Lease the following terms have the meanings set forth below.

1.1	Premises.  Approximately 1,807 rentable square feet, known as Suite 618 and located on the sixth (6th) floor of the Building, as outlined on Exhibit
A attached to and made a part of this Lease space to be shared equally.

1.2	Building.  The building commonly known and identified as Coastal Tower containing approximately 261,676 rentable square feet, and all future alterations, additions, improvements, restorations or replacements, with an address of 2400 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

1.3	Term.  Sixty (60) months.

1.4	Commencement Date.  May 1, 2006, subject to adjustment as set forth in
Article 3.

1.5	Expiration Date.  The last day of the sixtieth (60th) month Term.

1.6	Base Rent. Is based on half the rate listed below (rate charged to
Casino Players)

Lease Months

Monthly Base Rent	Annual Base Rent Per Rentable Square Foot

*1-12	$2,183.46	$14.50

13-24	$2,260.26	$15.01

25-36	$2,340.07	$15.54

37-48	$2,421.38	$16.08

49-60	$2,505.71	$16.64

*Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Section 25.8 of this Lease, Landlord and Tenant agree that for the first (1st) month of the Term, the Base Rent due hereunder shall be abated; provided, that Tenant agrees that notwithstanding the foregoing Base Rent abatement, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in this Lease.

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1.7	Security Deposit.  none

1.8	Intentionally Omitted.

1.9	Tenant's Proportionate Share of Operating Costs.  .69% of the Operating
Costs as defined in Article 5 allocable to the Building, based upon the rentable square feet of the Premises, compared to the total rentable square feet of the Building.

1.10	Permitted Use.  General office and administrative use, and for no other use or purpose.

1.11	Tenant's Trade Name.  Casino Players Inc.

1.12	Broker(s).	Landlord's:  CB Richard Ellis, Inc.

Tenant's:  Mink and Mink.

1.13	Guarantor(s): To be William Forhan.

1.14	Hours of Service (Section 17.1).  The hours of service for the Building shall be between 7:00 a.m. and 7:00 p.m., Monday through Friday, and between 7:00 a.m. and 1:00 p.m. on Saturday.

1.15	Landlord's Address.

	2400 East Commercial Boulevard

	Fort Lauderdale, Florida 33308

	Attention:  William Forhan

1.16	Tenant's Address.

	Same

1.17	Parking.  Seven (7) unreserved spaces at the prevailing rates established by Landlord for the Building from time to time.

1.18	Amount due on Execution of Lease.  Upon Tenant's execution of this
Lease, Tenant shall pay the following amount to Landlord:

Monthly Rent (including Tenant's Proportionate Share of Operating Costs and Sales Tax): half of $3,676...$1,838.00 paid monthly by Tenant.

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2.	PREMISES DEMISED

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 1.1 ("Premises") on the terms and conditions set forth in this Lease (including all exhibits and attachments hereto, which are incorporated herein by reference). Tenant's obligations under this Lease shall commence as of the Lease Date. .

3.	TERM

		The Term, Commencement Date and Expiration Date shall be as specified in Sections 1.3, 1.4, and 1.5, respectively. However, the Commencement Date will be May 1,

4.	SECURITY DEPOSIT

Concurrently with Tenant's execution of this Lease, Tenant shall have zero deposit with Landlord.

5.	RENT

5.1	Tenant agrees to pay the Base Rent set forth in Section 1.6 for each month of the Term, payable in advance on the first day of each month of the Term commencing with the Commencement Date, without any deduction or setoff whatsoever. All payments of Rent (as defined in Section 5.2) shall be payable in lawful U.S. money. Payments shall not be deemed received until actual receipt thereof by Landlord. If the Commencement Date is not the first day of a month, or if the Expiration Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which this Lease commences or terminates. At the time of execution of this Lease by Tenant, Tenant shall pay all money due to Landlord as set forth in Article 1.

5.2	In addition to Base Rent, Tenant shall pay to Landlord on the first day of each and every month of this Lease, one-twelfth (1/12th) of Landlord's reasonable estimate of Tenant's Proportionate Share of Operating Costs for that calendar year. The parties acknowledge that Landlord's initial estimate of Operating Costs for the 2006 calendar year is equal to $9.90 per rentable square foot. Such estimate is not a maximum or a cap, but only an estimate which is subject to adjustment.

5.3	Tenant shall pay to Landlord each month, together with Tenant's monthly installment of Base Rent and Tenant's Proportionate Share of Operating Costs

5.4	Tenant's Dispute of Operating Costs.

5.4.1	In the event Tenant disputes the actual amount due as Tenant's
Proportionate Share of Operating Costs and/or the actual amount of Operating Costs, Tenant may give written notice to Landlord (the "Inspection Request Notice") of Tenant's desire to review a summary of accounts. .

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6.	INITIAL CONSTRUCTION

Tenant acknowledges that it accepts the Premises in its "As-Is" condition. .

7.	REPAIRS & ALTERATIONS

7.1	Subject to reimbursement pursuant to Section 5.4, and subject to the provisions of Section 7.2, and Articles 8 and 14, Landlord agrees to keep in good condition the foundations, exterior walls.

7.2	Subject to the provisions of Section 7.1, and Articles 8 and 14, Tenant shall keep and maintain the Premises in first class condition and repair, and shall promptly make all necessary repairs thereto at Tenant's sole cost and expense. .

7.3	Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the written consent of Landlord. .

7.4	Except to the extent Tenant requests and Landlord designates otherwise at the time Landlord approves such Alterations, all or any part of the Alterations. .

7.5	Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code. .

7.6	The charges for work performed by a contractor selected by Landlord shall be deemed Rent under this Lease..

7.7	In the event that Tenant makes any Alterations, Tenant agrees to carry
"Builder's All Risk" insurance. .

8.	FIRE OR CASUALTY DAMAGE

8.1	Repair of Damage to Premises by Landlord.  If the Premises or any
portion of the Project is damaged by fire or other cause (the "Occurrence") without the negligence or willful act of Tenant,Landlord may so elect to terminate this Lease only if the Building shall be damaged by fire or other cause

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8.2	Termination By Either Party.

8.2.1	If Landlord does not elect to terminate this Lease under the terms of
Section 8.1, but the damage required to be repaired by Landlord is not repaired by the end of the 200 Day Period, then either Landlord or Tenant (subject to Section 8.2.2), within thirty (30) days after the end of the 200 Day Period, may terminate this Lease by written notice to the other party, in which event this Lease shall terminate as of the date of receipt of the notice, and the Periodic Rent shall be apportioned and paid to the date of termination (subject to abatement as provided below).

8.3	Rent Abatement.  Subject to the last sentence of this Section 8.3, during the period that the damaged portion of the Premises is rendered untenantable by the damage, Periodic Rent shall be reduced by the ratio that the rentable square footage of the Premises thereby rendered untenantable bears to the total rentable square footage of the Premises, provided that (i) Tenant does not occupy or use such untenantable portion of the Premises during such rent abatement period, and (ii) Tenant shall, as soon as reasonably practicable after the event purportedly giving rise to rent abatement, give written notice to Landlord of Tenant's claim for rent abatement and the basis therefor, including the date when Tenant vacated the Premises or portion thereof as a result of the Occurrence.

8.4	Tenant Liability for Damages.  Subject to Section 8.5, all injury or damage to the Premises or the Building resulting from the gross negligence or intentional acts or misconduct of any Tenant Persons shall be repaired at the sole cost of Tenant.

8.5	Release to Extent of Insurance Proceeds.  Notwithstanding any other provisions of this Lease, and provided that any applicable insurance coverage is not thereby invalidated, limited, or made more expensive, Tenant shall be relieved from the obligation to repair or pay for physical injury or damage to the Project resulting from the gross negligence or intentional act or misconduct of any of Tenant Persons only to the extent that Landlord actually receives insurance proceeds for complete payment in full for such repairs from Tenant's or Landlord's insurance.

8.6	Insurance Deductible.  Notwithstanding the preceding provisions in this
Article 8 concerning abatement of Periodic Rent, Tenant shall not be relieved from its obligation to pay Tenant's Proportionate Share of the insurance deductibles under insurance policies carried by Landlord.

8.7	Waiver of Statutes.  The provisions of this Lease, including, without limitation, this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises.

9.	INSURANCE

9.1	Tenant shall during the entire Term maintain the following insurance coverage:

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Commercial General Liability Insurance for personal injury and property damage claims arising out of Tenant's occupation or use of the Premises and from its business operations, and including liability arising under any indemnity set forth in this Lease in amounts of not less than $2 million for each occurrence and $3 million for all occurrences each year.

9.1.1	Property damage insurance covering all Tenant's furniture, trade fixtures, office equipment, merchandise and other property in the Premises and all original and later-installed tenant improvements in the Premises. This insurance shall be a "Causes of Loss Special Form" policy covering the full replacement cost of the items covered and including vandalism, malicious mischief, earthquake, and sprinkler leakage coverages.

9.1.2	All required workers' compensation or other similar insurance pursuant to all applicable state and local statutes and regulations.

9.2	All insurance provided by Tenant under this Lease shall be coordinated with any preceding, concurrent or subsequent, occurrence or claims made insurance, in such a manner as to avoid any gap in coverage against claims arising out of occurrences, conduct or events which take place during the period beginning on the Lease Date and ending on termination of this Lease.

10.	WAIVER AND INDEMNIFICATION

To the extent not prohibited by law, Landlord, shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant except for damage arising solely from the gross negligence or intentional misconduct of Landlord Persons.

10.1	The Premises are leased to Tenant for the sole purpose set forth in
Section 1.10 and Tenant shall not use or permit the Premises to be used for any other purposes without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

11.	SIGNS

Travel Hot Link and Invicta Group will be on building register and outside of office.

12.	ASSIGNMENT AND SUBLETTING

Tenant shall not assign, transfer, or otherwise encumber this Sub Lease, or any part thereof, nor shall any Transfer of this Lease or the right of occupancy be effected by operation of law or otherwise, without the prior written consent of Landlord.

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12.1	In the event of a proposed assignment or subletting, Landlord shall also have the right, by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term (collectively "Recapture the Lease").
Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Tenant gives written notice to Landlord of Tenant's intention to sublease or assign, and Landlord does not, within fifteen (15) business days after Landlord's actual receipt of such written notice and all information requested by Landlord relating to such proposed assignment or subletting, inform Tenant that Landlord intends to Recapture the Lease, then Landlord may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Landlord consents to the proposed assignment or subletting, Tenant shall complete such assignment or sublease within one hundred twenty (120) days after the end of such fifteen (15) day period, and (ii) nothing contained in this Section 13.2 shall be deemed to waive any of Landlord's rights to approve or disapprove a Transfer as provided in Section 13.1 of this Lease.

13.	EMINENT DOMAIN

In the event any portion of the Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking, except for any separate award for fixtures and improvements installed by Tenant and which have not become the property of Landlord. WAIVER AND SEVERABILITY

13.1	The consent of Landlord in any instance to any variation of the terms of this Lease, or the receipt of Rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any Lease covenant or condition, nor shall any waiver occur to any provision of this Lease except in writing, signed by Landlord or Landlord's authorized agent. The waiver or relinquishment by Landlord of any right or power contained in this Lease at any one time or times shall not be considered a waiver or relinquishment of any right or power at any other time or times. If Tenant tenders payment to Landlord of an amount which is less than the Rent then due to Landlord, at Landlord's option, Landlord may reject such tender, and such tender shall be void and of no effect, or Landlord may accept such tender, without prejudice to Landlord's right to demand the balance due. This Lease constitutes the entire agreement of the parties and supersedes any and all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No supplement, modification or amendment to this Lease shall be binding unless executed in writing by both parties.

13.2	If any term or provision of this Lease or any application shall be invalid or unenforceable, then the remaining terms and provisions of this Lease shall not be affected.

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14.	USE OF COMMON FACILITIES

As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or any other tenant. Common Areas include without limitation parking areas and driveways, sidewalks, loading areas, lobbies, stairways, elevators, access road, corridors, landscaped and planted areas. Use of the Common Areas may be restricted by Landlord from time to time for purposes of repairs or renovations.

15.	SERVICES

15.1	Landlord shall furnish to the Premises throughout the Term (i)
electricity, heating and air conditioning appropriate for the Tenant's use during the hours specified in Section 1.14, except for legal holidays, observed by the federal government, (ii) reasonable janitorial service, (iii) regular trash removal from the Premises.

15.2	If Tenant requires or requests that the services to be furnished by
Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 1.14, then Tenant shall obtain Landlord's consent and, if consent is granted, shall pay upon demand the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply or meter such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide after-hours service.

15.3	All telephone, electricity, gas, heat and other utility service furnished to the Premises shall be paid for by Tenant except to the extent the cost is included within Operating Costs. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises. The cost of any meter shall be borne by Tenant if, in Landlord's judgment, Tenant may be using a disproportionate share of one or more utilities.

16.	ENTRY OF LANDLORD

Landlord reserves the right to enter upon the Premises at all reasonable times. SUBSTITUTED PREMISES

17.	SUBORDINATION AND ATTORNMENT

This Lease is subject and subordinate to all ground or underlying leases

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ESTOPPEL CERTIFICATES

Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Periodic Rent is paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured Landlord defaults, or specifying such defaults if any are claimed, and (iii)including any other information, certification or acknowledgement as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises.

18.	BUILDING RULES AND REGULATIONS

Tenant agrees to abide by all rules and regulations of the Building imposed by Landlord. These rules and regulations, presented as Exhibit D attached hereto, are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Building, and as may be reasonably necessary for the proper enjoyment of the Building by all tenants and their clients, customers and employees. The rules and regulations may be changed from time to time by the Landlord on reasonable notice to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules and regulations by or otherwise with respect to the acts or omissions of any other tenant or occupants of the Project.

19.	NOTICES

All notices or other communications between the parties shall be in writing and shall be deemed duly given, if delivered in person, or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent to the parties at their addresses set forth in Sections 1.15 and 1.16. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

20.	EVENTS OF DEFAULT

Each of the following shall constitute an "Event of Default:" (i) Tenant fails to pay Rent when due, (ii) Tenant fails to observe or perform any other Lease term, condition, obligation or covenant binding upon, or required of Tenant, within ten (10) days after notice from Landlord, (iii) Tenant abandons the Premises; (iv) Tenant or any guarantor of this Lease makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or guarantor's assets is appointed, (v) Tenant or any guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or any guarantor, and is not discharged by Tenant or the guarantor within sixty (60) days, (vi) any guarantor repudiates or breaches its guaranty in any way, (vii) there is a Transfer (as defined in Article 13) of the Premises or the Lease by Tenant, without the prior written consent of Landlord as required by Article 13, or (viii) Tenant fails to occupy the Premises within ten (10) business days after the Premises are Substantially Completed.

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21.	LANDLORD'S REMEDIES

21.1	Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

21.1.1	Terminate this Lease and Tenant's right to possession of the
Premises;

21.1.2	Terminate Tenant's right to possession of the Premises, but not terminate the Lease.

21.2	In either event, Tenant shall immediately surrender the Premises to
Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor and Tenant hereby waives service of any notice of intention to re-enter or to institute legal proceedings to that end.

21.3	Whether or not Landlord elects to terminate this Lease, all Rent for the balance of the Term will, at the election of Landlord, be accelerated for the balance of the Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage commissions, advertising, and refurbishing the Premises in good order or preparing them for re-rental; and/or at Landlord's option;

21.4	Landlord may re-let the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or fee rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option;

21.5	Tenant or its representative(s) will also pay to Landlord as liquidated damages any deficiency between all Rent to be paid hereunder and the net amount, if any, of the rents collected by Landlord on account of the lease or leases of the Premises the period which would otherwise have constituted the balance of the Term.

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21.6

21.7	Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 25, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

21.8	If Tenant fails to pay any Rent within five (5) days after the Rent becomes due and payable, Tenant shall pay to Landlord a late charge of ten percent (10%) of the amount of overdue Rent. In addition, any late Rent payment shall bear interest from the date that Rent became due and payable to the date of payment by Tenant at the interest rate of fifteen percent (15%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. Late charges and interest shall be due and payable within two (2) days after written demand from Landlord.

21.9	In addition to all other remedies of Landlord, any agreement by
Landlord for the giving or paying by Landlord to or for Tenant, of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, any rent credits or tenant improvement construction allowances provided to Tenant, or any and all direct and indirect costs incurred by Landlord arising out of the design or construction of any tenant improvements for the Premises (or allowances therefor) in connection with this Lease, all of which concessions are hereinafter collectively referred to as "Landlord Concessions," shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the term of this Lease.

22.	RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT

If an Event of Default occurs, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the expense, together with interest, at the interest rate set forth in
Section 25.8, to Tenant. Payment for the cure shall be due and payable by the Tenant upon demand; however, the making of any payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

23.	COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.

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24.	BENEFIT

Subject to the provisions of Article 13 hereof, the rights, duties and liabilities created hereunder shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

25.	PROHIBITION AGAINST RECORDING

Except as provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

26.	TRANSFER OF LANDLORD'S INTEREST

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the security deposit, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

27.	FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and Tenant's obligations under Articles 10, 11 and 27 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay, or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

28.	BUILDING RENOVATIONS

Tenant hereby acknowledges that Landlord is currently renovating and will accept space as is.

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29.	ATTORNEYS' FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to, and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, as well as reasonable attorneys' fees and costs incurred in enforcing any judgment against the non-prevailing party.

30.	SURRENDER OF THE PREMISES

Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises. HOLDING OVER

In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, provided however, the monthly Base Rent shall be twice the monthly Base Rent in effect during the last month of the Term.

JOINT AND SEVERAL

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

31.	GOVERNING LAW

This Lease shall be construed and enforced in accordance with the laws of the State of Florida.

32.	SUBMISSION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

33.	BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker. ..

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34.	HAZARDOUS MATERIALS

34.1	As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances.

35.	LANDLORD'S RESERVATIONS

In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the name on office door.

36.	PARKING

Tenant shall receive the use of the number of parking spaces set forth in
Section 1.17 upon Tenant's compliance with all parking rules and regulations issued from time to time by Landlord.

37.	GUARANTY

Landlord's execution of this Lease conditioned upon its receipt of a guaranty of Tenant's obligations under this Lease (the "Guaranty") executed by the guarantor(s) (if any) named in Section 1.13.

38.	CONFIDENTIALITY

Tenant acknowledges and agrees that the terms of this Lease and any future amendments or other agreements in connection with this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants.

39.	INTERPRETATION OF LEASE

Landlord and Tenant have had the opportunity to review and revise this Lease. As such, this Lease shall be construed and interpreted as the joint work product of Landlord and Tenant and/or their attorneys. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in any interpretation of this Lease. This Lease and all of its terms shall be construed equally as to Landlord and Tenant.

40.	ACKNOWLEDGMENT, REPRESENTATION AND WARRANTY REGARDING PROHIBITED
TRANSACTIONS

Tenant hereby acknowledges that Landlord is Casino Players Inc. RADON GAS

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RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED
IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT A HEALTH RISK TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

41.	WAIVER OR REDEMPTION AND JURY TRIAL

TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION CONFERRED BY STATUTE OR OTHERWISE, AND, WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS LEASE, AND TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY AND THE RIGHT TO FILE IN SUCH ACTION ANY
COUNTERCLAIMS OR CROSS-CLAIMS AGAINST THE OTHER (OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS).

42.	EXECUTIVE 13224

Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism." "Prohibited Person" is defined as
(i) a person or entity that is listed in the Annex to Executive Order 13224;
(ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56).

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43.	COUNTERPARTS

This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed by their authorized agents as of the Lease Date.

Witnessed:	                         "Landlord":

CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM, a public entity created pursuant to the laws of the State of California

____________________________         By:__________________________

Witness Name:________________           Authorized Signatory

____________________________

Witness Name:_______________

"Tenant":

CASINO PLAYERS Inc.

a Nevada corporation

____________________________         By:__________________________

Witness Name:_______________            Authorized Signatory

____________________________

Witness Name:_______________

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